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                                  EXHIBIT 23.2


                                   CONSENT OF

                            DURNIN & JAMES, C.P.A.S

                                      AND

                       HANNIS T. BOURGEOIS & CO., L.L.P.

         We consent to the reference to our firm under the caption "Experts" in this Registration Statement (Form S-4) and related Prospectus of Hancock Holding Company and to the incorporation by reference therein of our report dated January 26, 1996, with respect to the financial statements of Southeast National Bank for the year ended December 31, 1995.



/s/ Durnin & James                         /s/ Hannis T. Bourgeois & Co., L.L.P.
    DURNIN & JAMES                             HANNIS T. BOURGEOIS & CO., L.L.P.
    Amite, Louisiana                           Baton Rouge, Louisiana
    October 8, 1996                            October 8, 1996